Exhibit 99.1

American Energy Development Corp. Announces sale of the first 1,000 Barrels of Oil from Brown #2-12 Well in Michigan

NEW YORK, February 2, 2012 (GLOBE NEWSWIRE) - American Energy Development Corp. (OTCBB:AEDC) hereafter "AED", is pleased to announce the sale of the first 1,000 barrels of oil produced from the Brown #2-12 well with construction of production facilities in the final stages.

With estimated ultimate recovery of 650,000 barrels of oil from the structure, the first 1,000 barrels produced yielded minimal water content with the oil deliverability rate steadily improving despite limitations from the temporary production equipment on the well during the production test period.

Construction of permanent facilities is nearing completion with the hook-up of the 3” flowline between the pumping unit and the heat treater finalized. To ensure continued operation during the winter seasons, the 2” production pipelines to the 3 storage tanks each with a capacity of 400 barrels have been built above ground. To meet with Michigan State requirements, containment dikes with lining walls around the production area have been constructed.

Historical records of the Niagaran reef production in Michigan, confirm over 4,200 wells being drilled, targeting reef formations and producing a total of 472 MMBO and 2.8 TCF gas, with development of reef trends in the area driven by Royal Dutch Shell, BP and ExxonMobil. According to a recent USGS report on the basin, the recoverable reserves are in excess of 1.8 billion barrels of oil and 17 trillion cubic feet of natural gas.

Mr. Ribsskog, President of AED, said “I believe it is vital that we undertake our oil and gas operations safely and efficiently, the site crew and its technical support have all contributed to this successful development in a highly professional, safe and commendable manner. We now look forward to turning on the taps for permanent production and recording yet another milestone on the Brown 2-12 project, and AED’s overall growth strategy.”

About American Energy Development Corp.

American Energy Development Corp. is an independent US energy company, committed to creating American energy independence through the development of acreage in established oil and gas basins. Using the latest geological, geophysical, and environmental technology, the Company's goal is to locate, drill, and produce oil and gas in the United States and secure regions. American Energy Development's focus is on the development of Niagaran oil reefs in Michigan and the underexplored onshore basins in the United Kingdom.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations inside and outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding "probable," "possible," or "recoverable" reserves among others. U.S. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and Form S-1, File No. 333-169014, available from us at American Energy Development Corp., 1230 Avenue of the Americas, 7th Floor, New York, NY 10020.

CONTACT: American Energy Development Corp.
             Joel Felix, Chief Financial Officer
             1230 Avenue of the Americas, 7th Floor
             New York, NY 10020
             Phone: (855) 645-2332
             Fax: (917)-639-4000
             Web: www.aed-corp.com
             Email: ir@aed-corp.com